Exhibit 99.3

Arena Group Posts Third Consecutive Profitable Quarter in Q1 2025 with $4.0 Million in Net Income

Expansion of Brand-Building Activities and Competitive Publishing Model Fuel Positive Results Across Media Brands

Management Posts Video Reviewing Quarterly Performance and Strategic Initiatives

NEW YORK – May 15th, 2025 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“Arena”), a technology platform and media company home to hundreds of media brands, including TheStreet, Parade, Men’s Journal, Athlon Sports, Surfer, Powder and more today announced financial results for the three months ending March 31, 2025 (“Q1 2025”).

Financial Highlights for Q1 2025:

●	Quarterly revenue was $31.8 million compared to $28.9 million for Q1 2024.
●	Net income was $4.0 million, or $0.08 per diluted share for Q1 2025, compared to a net loss of $103 million, including a $91 million loss from discontinued operations, or $3.91 per diluted share in Q1 2024.
●	Income from continuing operations was $4.0 million in Q1 2025 compared to a loss from continuing operations of $12.7 million in Q1 2024, nearly a $17 million swing.
●	Adjusted EBITDA for Q1 2025 was $9.7 million compared to negative Adjusted EBITDA of $848 thousand for Q1 2024.

Financial Guidance for Q2 2025:

●	Expected revenue of approximately $40-$45 million.
●	Income from continuing operations of approximately $9 - $11million.

“In Q1 2025, we expanded our brand-building activities and competitive publishing model originally pioneered with Athlon Sports to more of our brands, and the results have exceeded expectations,” said Paul Edmondson, CEO of The Arena Group. “Our entrepreneurial publishers have brought extraordinary energy and commitment to each brand. By aligning incentives with audience engagement, we’ve unlocked significant growth in our users, distribution and revenue. This performance reaffirms the power of our model.”

“Our goal is to leverage this new approach across our entire platform — driving traffic, higher CPMs, and increased revenue, while maintaining expense discipline to sustain profitability,” Edmondson added. “With these results, we believe we are well-positioned to maintain profitability throughout 2025.”

Operational highlights:

●	Athlon Sports: Audience traffic continues to grow significantly, with traffic increasing over 500% in Q1 2025 vs. Q1 2024. Our commitment to building a diversified revenue stream for Athlon continues to pay off with syndication and commerce revenue growing 730% year-over-year vs Q1 2024.

●	Men’s Journal’s traffic increased 282% over the previous month to 33.1 million page views in March 2025, the first month of competitive publishing.
●	TheStreet: The financial brand reached record traffic levels in March 2025, delivering 80 million page views, up 100% vs March 2024.
●	Parade: Digital traffic of Parade and Parade Pets also remained strong with more than 76 million monthly page views in Q1 2025 (up 2% vs Q4 2024).

Arena recently acquired the travel brand, TravelHost. This iconic publication was founded in the mid-1960s and was the first in-room hotel magazine. It now provides travelers with local insights in 30+ markets. Arena intends to fully update and modernize the site and the brand’s offerings.

Video Message:

Paul Edmondson, The Arena Group’s CEO, has posted a video reviewing Arena’s quarterly results and business strategy. The video addresses questions previously submitted by investors and other interested parties. It has been shared across Arena’s social media channels and is available HERE.

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like TheStreet, Parade, Men’s Journal, Athlon Sports, Surfer, Powder and more to build their businesses. The company aggregates content across a diverse portfolio of brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

The Arena Group Contact:

Steve Janisse, The Arena Group

404-574-9206

c-sjanisse@thearenagroup.net

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

aren@fnkir.com

Source: The Arena Group Holdings, Inc., Google Analytics

# # #

THE ARENA GROUP HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2025 (unaudited)	December 31, 2024
	($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$2,902	$4,362
Accounts receivables, net	31,561	31,115
Prepayments and other current assets	4,682	4,757
Total current assets	39,145	40,234
Property and equipment, net	107	148
Operating lease right-of-use assets	2,260	2,340
Platform development, net	8,471	8,115
Acquired and other intangible assets, net	21,940	22,789
Other long term assets	147	151
Goodwill	42,575	42,575
Total assets	114,645	116,352
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	3,615	4,844
Accrued expenses and other	10,802	10,990
Unearned revenue	5,230	6,349
Subscription refund liability	662	430
Operating lease liability, current portion	97	254
Liquidating damages payable	3,305	3,230
Current liabilities from discontinued operations	96,056	96,159
Total current liabilities	119,767	122,256
Unearned revenue, net of current portion	193	403
Operating lease liability, net of current portion	2,182	1,964
Deferred tax liabilities	833	802
Simplify loan	7,151	10,651
Debt	110,467	110,436
Total liabilities	240,593	246,512
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at December 31, 2024 and December 31, 2023	168	168
Total mezzanine equity	168	168
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 47,556,267 and 23,836,706 shares at December 31, 2024 and December 31, 2023, respectively	475	475
Additional paid-in capital	348,752	348,560
Accumulated deficit	(475,343)	(479,363)
Total stockholders’ deficiency	(126,116)	(130,328)
Total liabilities, mezzanine equity and stockholders’ deficiency	$114,645	$116,352

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2025	2024
	($ in thousands, except share data)
Revenue	$31,815	$28,941
Cost of revenue (includes amortization of platform development and developed technology for 2024 and 2023 of $5,988 and $8,782, respectively)	16,146	20,008
Gross profit	15,669	8,933
Operating expenses
Selling and marketing	2,134	4,564
General and administrative	5,283	10,135
Depreciation and amortization	890	987
Loss on impairment of assets	-	1,198
Total operating expenses	8,307	16,884
Income (loss) from operations	7,362	(7,951)
Other (expense) income
Change in valuation of contingent consideration	-	(313)
Interest expense, net	(3,004)	(4,339)
Liquidated damages	(75)	(76)
Total other expense	(3,079)	(4,728)
Income (loss) before income taxes	4,283	(12,679)
Income tax provision	(286)	(41)
Income (loss) from continuing operations	3,997	(12,720)
Income (loss) from discontinued operations, net of tax	23	(90,638)
Net income (loss)	$4,020	$(103,358)
Basic and diluted net income (loss) per common share:
Continuing operations	$0.08	$(0.48)
Discontinued operations	-	(3.43)
Basic and diluted net income (loss) per common share	$0.08	$(3.91)
Weighted average number of common shares outstanding
Basic	47,458,076	26,443,764
Diluted	47,466,658	26,443,764

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net income (loss) as adjusted for loss from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in valuation of contingent consideration, (vi) liquidated damages, (vii) loss on impairment of assets, (viii) loss on sale of assets; (ix) employee retention credit, (x) employee restructuring payments, and (xi) professional and vendor fees. Our non-GAAP measure may not be comparable to similarly titled measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are that our presentation of Adjusted EBITDA:

●	does not reflect interest expense and financing fees, or the cash required to service our debt, which reduces cash available to us;
●	does not reflect income tax provision or benefit, which is a noncash income or expense;
●	does not reflect depreciation and amortization expense and, although this is a noncash expense, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;
●	does not reflect stock-based compensation and, therefore, does not include all of our compensation costs;
●	does not reflect the change in valuation of contingent consideration and, although this is a noncash income or expense, the change in the valuations each reporting period are not impacted by our actual business operations but is instead strongly tied to the change in the market value of our common stock;
●	does not reflect liquidated damages and, therefore, does not include future cash requirements if we repay the liquidated damages in cash instead of shares of our common stock (which the investor would need to agree to);
●	does not reflect any losses from the impairment of assets, which is a noncash operating expense;
●	does not reflect any losses from the sale of assets, which is a noncash operating expense
●	does not reflect the employee retention credits recorded by us for payroll related tax credits under the CARES Act;
●	does not reflect payments related to employee severance and employee restructuring changes for our former executives;
●	does not reflect the professional and vendor fees incurred by us for services provided by consultants, accountants, lawyers, and other vendors, which services were related to certain types of events that are not reflective of our business operations; and
●	may not reflect proper non direct cost allocations.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$4,020	$(103,358)
Income (loss) from discontinued operations	23	(90,638)
Income (loss) from continuing operations	3,997	(12,720)
Add:
Interest expense (net) (1)	3,004	4,339
Income taxes	286	41
Depreciation ad amortization (2)	2,166	2,536
Stock-based compensation (3)	182	913
Change in valuation of contingent consideration (4)	-	313
Liquidated damages (5)	75	76
Loss on impairment of assets (6)	-	1,198
Employee restructuring payments (7)	-	2,456
Adjusted EBITDA	$9,710	$(848)

(1)	Interest expense is related to our capital structure and varies over time due to a variety of financing transactions. Interest expense includes $31 and $536 for amortization of debt discounts for the three months ended March 31, 2025 and 2024, respectively, as presented in our condensed consolidated statements of cash flows, which are noncash items. Investors should note that interest expense will recur in future periods.
(2)	Depreciation and amortization related to our developed technology and Platform is included within cost of revenues of $1,276 and $1,549 for the three months ended March 31, 2025 and 2024, respectively, and depreciation and amortization is included within operating expenses of $890 and $987 for the three months ended March 31, 2025 and 2024, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.
(3)	Stock-based compensation represents noncash costs arise from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.
(4)	Change in fair value of contingent consideration represents the change in the put option on our common stock in connection with the Fexy Studios acquisition.

(5)	Liquidated damages (or interest expense related to accrued liquidated damages) represents amounts we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.
(6)	Loss on impairment of assets represents certain assets that are no longer useful.
(7)	Employee restructuring payments represents severance payments to employees under employer restructuring arrangements and payments for the three months ended March 31, 2025 and 2024, respectively.

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues and income from continuing operations, cost reductions, market growth, capital requirements, product introductions, expansion plans and the adequacy of our funding and our ability to alleviate the conditions that raise substantial doubt about our ability to continue as a going concern (as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2025 (the “2024 10-K”) and in our other SEC filings and publicly available documents). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk Factors, in the 2024 10-K and in in Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Q1 10-Q”). The discussion in this Press Release should be read in conjunction with the consolidated financial statements and notes thereto included in Part II, Item 8 in the 2024 10-K and in the Q1 10-Q.

This Press Release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.